Exhibit 99.1

FINANCIAL CONTACT: John W. Hohener Vice President and CFO Tel: (949) 221-7100 INVESTOR RELATIONS: Robert C. Adams Vice President Corporate Development Tel: (949) 221-7100

Microsemi to Close Manufacturing Facility,

Expects Annual Savings of $20M-$25M

Irvine, CA – (GlobeNewswire) – October 28, 2009 – Microsemi Corporation (NASDAQ: MSCC), a leading manufacturer of high performance analog mixed signal integrated circuits and high reliability semiconductors, today announced consolidation plans that will result in the closure of its manufacturing facility in Scottsdale, Arizona by April 2011. The company said that the action is part of its ongoing program to reduce inventory levels and improve its overall cost structure and business model as it grows in both new and existing markets.

Microsemi expects that after the consolidation activities are completed in 18 months, annual savings benefiting operating income will range from $20 million to $25 million. The gross margin impact related to these savings would have equated to 400 to 500 basis points when applied to fiscal year 2009 consensus revenue estimates.

In the fourth quarter of fiscal year 2009, Microsemi expects to record one-time charges for restructuring and other reserves of between $24 million and $26 million for severance and related benefits, lease termination and facility closure costs. Additional consolidation costs of $3 million may be incurred over the closure period. These costs will not impact the company’s non-GAAP guidance for its fourth quarter of fiscal year 2009. The company reiterates that the first quarter ending December 27, 2009 will be the final one in which transitional idle capacity will be used in describing financial performance.

The Scottsdale facility’s remaining product lines will be transferred to other Microsemi facilities similar to other transfers that have occurred to date. Microsemi will obtain all required DSCC certifications related to the closure and expects to transfer production throughout the consolidation period. Microsemi will collaborate closely with its customers to ensure an efficient transition.

“Microsemi is committed to optimizing its business model and cost structure as we increase the scope of our existing business, expand into new markets and grow both organically and via acquisition,” said James J. Peterson, Microsemi President and Chief Executive Officer. “As Microsemi extends its leadership in a range of global markets, we will also remain diligent in ensuring that we continue to provide the highest level of service to our customers while we protect and enhance both our near- and long-term profitability.”

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. Microsemi’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets Microsemi serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting Microsemi directly or by visiting its website at http://www.microsemi.com.

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PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi’s expectations regarding its business outlook, the timing and impact of the company’s consolidation plans including the closure of its Scottsdale facility and the amount of associated charges and costs, Microsemi’s program to reduce inventory levels and improve its overall cost structure and business model, the company’s growth in both new and existing markets, its performance and competitive position during the coming quarter and year, the company’s ability to obtain DSCC certifications and the timing of such certifications, its ability to transfer product lines to other Microsemi facilities or subcontractors and any other statements of belief or about Microsemi’s plans or expectations. These forward-looking statements are based on Microsemi’s current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company’s competitors of products that decrease the demand for Microsemi’s products; unfavorable conditions in end markets; inability of Microsemi’s compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company’s manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company’s book-to-bill ratio; Microsemi’s reliance on government contracts for a portion of its sales; risks related to the company’s international operations and sales, including political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi’s tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi’s holdings in securities, including auction rate securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi’s business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of Microsemi’s Form 10-K.